EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Third Quarter Results

FITZGERALD, Ga., Oct. 20, 2016 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $1,880,000, or $0.22 per diluted share for the third quarter of 2016 compared to $1,606,000, or $0.19 per diluted share for the comparable 2015 period, while net income available to shareholders for the nine month period ended September 30, 2016 was $5,297,000, or $0.62 per diluted share compared to $4,414,000, or $0.52 per share for the comparable 2015 period.    This increase of 20.00 percent in net income for the comparable nine month period was primarily driven by an increase in net interest income and a reduction in preferred stock dividends.  “In addition to solid earnings, we also redeemed $3,661,000 of preferred stock that on an annual basis reduces our dividend payment by $329,490.  Also of significance during the quarter was total loan growth of $11.91 million and a reduction in substandard assets of $1.07 million,” said Ed Loomis, President and Chief Executive Officer.  “We have positioned the company to seek regulatory approval to redeem $5,000,000 of preferred stock during the fourth quarter.  This will reduce the preferred stock to $9,360,000 and result in dividend savings of $450,000 on an annual basis.  As we look to 2017, we believe we are positioned to continue to improve on earnings and asset quality, which in turn will enhance shareholder value.”

Capital

Colony continues to maintain a strong regulatory capital position to be categorized as “well-capitalized” by regulatory benchmarks.  At September 30, 2016, the Company’s tier one leverage ratio, tier one ratio, total risk-based capital ratio and common equity tier one capital ratio were 10.85 percent, 15.79 percent, 16.95 percent and 11.01 percent, respectively, compared to 10.94 percent, 16.13 percent, 17.32 percent  and 10.84 percent, respectively, at June 30, 2016.  The Company’s capital ratios were all in excess of regulatory minimums required to be classified as “well-capitalized.”

Net Interest Margin

During the third quarter of 2016, the Company reported net interest income of $9.56 million and a net interest margin of 3.56 percent compared to $9.50 million and 3.58 percent, respectively, for third quarter 2015, while net interest income for nine months ended September 30, 2016 was $28.54 million and a net interest margin of 3.52 percent compared to $27.95 million and 3.48 percent, respectively, for the comparable 2015 period.  Net interest margin improvement resulted in the Company posting an increase in net interest income of approximately $591 thousand over the comparable 2015 period.  While we have been in a historical low interest rate environment for some time, recent Federal Reserve discussion suggests a modest move toward a “tightening” interest rate policy in December.

Asset Quality

The Company continues to monitor our substandard and non-performing assets and focus on problem asset resolution.  Substandard assets that include non-performing assets totaled $41.49 million at September 30, 2016 compared to $41.24 million and $43.02 million, respectively, at December 31, 2015 and September 30, 2015.  Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 31.34 percent, 31.36 percent and 31.73 percent, respectively, at September 30, 2016, December 31, 2015 and September 30, 2015.  Non-performing assets increased slightly from the previous quarter end to $23.80 million or 3.03 percent of total loans and other real estate owned as of September 30, 2016.  This compares to $23.26 million or 3.03 percent and $24.57 million or 3.17 percent, respectively, as of December 31, 2015 and September 30, 2015.

Other real estate (“OREO”) totaled $9.81 million at September 30, 2016 compared to $8.84 million and $11.00 million, respectively, at December 31, 2015 and September 30, 2015. Though these levels remain at an elevated level, we continue to work diligently to dispose these properties at fair value.   We have approximately $2.5 million currently under contract and scheduled to close during fourth quarter.

In the third quarter of 2016 net charge-offs were $541 thousand, or 0.07 percent of average loans as compared to net charge-offs of $328 thousand, or 0.04 percent of average loans in third quarter 2015, while year to date 2016 net charge-offs were $463 thousand, or 0.06 percent of average loans compared to $1.14 million, or 0.15 percent of average loans for the comparable 2015 period.  The loan loss reserve was $9.20 million or 1.19 percent of total loans on September 30, 2016 compared to $8.60 million or 1.13 percent and $8.40 million or 1.10 percent, respectively, at December 31, 2015 and September 30, 2015.  Loan loss reserve methodology resulted in three months ended September 30, 2016 provision for loan losses of $354 thousand compared to $250 thousand for the comparable 2015 period, while year to date 2016 provision for loan losses was $1.06 million compared to $741 thousand for the comparable 2015 period.

Noninterest Income

Total noninterest income increased in the comparable periods as noninterest income for nine months ended September 30, 2016 was $7.16 million compared to $6.80 million in the comparable 2015 period, or an increase of 5.26 percent.  Gain on sale of securities totaled $385 thousand compared to $12 thousand in the comparable 2015 period to primarily account for the increase.  Our initiative to increase secondary market mortgage fee income has resulted in an increase of $122 thousand, or 31.69 percent over the comparable 2015 period.

Noninterest Expense

Total noninterest expense increased in the comparable periods as noninterest expense for nine months ended September 30, 2016 was $25.24 million compared to $24.94 million for the comparable 2015 period, or an increase of 1.21 percent.  Salaries and employee benefit expenses increased 4.18 percent, occupancy expense decreased 2.27 percent and other noninterest expense decreased 2.13 percent for the comparable periods.  The efficiency ratio improved to 71.22 percent for nine months ended September 30, 2016 compared to 71.61 percent for the comparable 2015 period, or a decrease of 0.54 percent.   The company continues to explore opportunities to further improve its’ operating efficiency.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank.  Colony Bank conducts a general full service commercial, consumer and mortgage banking business through twenty-six offices located in the central, southern and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Quitman, Rochelle, Savannah, Soperton, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol “CBAN”.

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified.  In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements.  Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements.  Forward-looking statements speak only as of the date on which such statements are made.  The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.    Readers are cautioned not to place undue reliance on these forward-looking statements.

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	September 30, 2016	December 31, 2015	September 30, 2015
	(unaudited)	(audited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$17,803	$22,257	$17,137
Interest-Bearing Deposits	13,872	38,615	15,996
Investment Securities
Available for Sale, at Fair Value	286,089	296,149	271,611
Held for Maturity, at Cost (Fair Value
of $28 as of September 30, 2015)	-	-	28
	286,089	296,149	271,639
Federal Home Loan Bank Stock, at Cost	3,010	2,731	2,731
Loans	776,117	758,636	764,204
Allowance for Loan Losses	(9,203)	(8,604)	(8,402)
Unearned Interest and Fees	(382)	(357)	(355)
	766,532	749,675	755,447
Premises and Equipment	27,745	26,454	24,460
Other Real Estate	9,812	8,839	10,998
Other Intangible Assets	89	116	125
Other Assets	27,865	29,313	28,787
Total Assets	$1,152,817	$1,174,149	$1,127,320

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$138,941	$133,886	$125,793
Interest-Bearing	839,649	877,668	832,241
	978,590	1,011,554	958,034
Borrowed Money
Subordinated Debentures	24,229	24,229	24,229
Other Borrowed Money	46,000	40,000	40,000
	70,229	64,229	64,229

Other Liabilities	3,263	2,909	3,983

Stockholders' Equity
Preferred Stock, Stated Value $1,000 a Share;
Authorized 10,000,000 Shares, Issued 14,360 Shares
as of Sept. 30, 2016, 18,021 as of Dec. 31, 2015 and
23,167 as of Sept. 30, 2015, Respectively	14,360	18,021	23,167
Common Stock, Par Value $1 a share; Authorized
20,000,000 Shares, Issued 8,439,258 Shares as of
Sept. 30, 2016, Dec. 31, 2015 and Sept, 30, 2015,
Respectively	8,439	8,439	8,439
Paid in Capital	29,145	29,145	29,145
Retained Earnings	49,582	44,286	42,703
Accumulated Other Comprehensive Loss, Net of Tax	(791)	(4,434)	(2,380)
	100,735	95,457	101,074
Total Liabilities and Stockholders' Equity	$1,152,817	$1,174,149	$1,127,320

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Nine Months Ended
	9/30/2016	9/30/2015	9/30/2016	9/30/2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, Including Fees	$9,810	$9,981	$29,135	$29,563
Federal Funds Sold	-	-	-	15
Deposits with Other Banks	18	17	79	58
Investment Securities
U. S. Government Agencies	1,266	1,060	3,978	3,108
State, County and Municipal	30	28	97	78
Dividends on Other Investments	32	31	97	91
	11,156	11,117	33,386	32,913
Interest Expense
Deposits	1,187	1,210	3,580	3,648
Borrowed Money	413	410	1,269	1,319
	1,600	1,620	4,849	4,967
Net Interest Income	9,556	9,497	28,537	27,946
Provision for Loan Losses	354	250	1,062	741
Net Interest Income After Provision for Loan Losses	9,202	9,247	27,475	27,205

Noninterest Income
Service Charges on Deposits	1,128	1,133	3,185	3,184
Other Service Charges, Commissions and Fees	686	661	2,104	1,963
Mortgage Fee Income	254	138	507	385
Securities Gains (Losses)	256	9	385	12
Other	313	292	980	1,259
	2,637	2,233	7,161	6,803
Noninterest Expense
Salaries and Employee Benefits	4,726	4,395	13,825	13,270
Occupancy and Equipment	1,025	1,026	2,967	3,036
Other	2,903	2,914	8,451	8,635
	8,654	8,335	25,243	24,941

Income Before Income Taxes	3,185	3,145	9,393	9,067
Income Taxes	927	945	2,907	2,799
Net Income	2,258	2,200	6,486	6,268

Preferred Stock Dividends	378	594	1,189	1,854

Net Income Available to Common Shareholders	$1,880	$1,606	$5,297	$4,414
Net Income Per Share of Common Stock
Basic	$0.22	$0.19	$0.63	$0.52
Diluted	$0.22	$0.19	$0.62	$0.52
Weighted Average Basic Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares Outstanding	8,506,268	8,466,285	8,495,752	8,449,057

COLONY BANKCORP, INC
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	9/30/2016	9/30/2015	9/30/2016	9/30/2015
Net Interest Income	$9,556	$9,497	$28,357	$27,946
Provision for Loan Losses	354	250	1,062	741
Non-interest Income	2,637	2,233	7,161	6,803
Non-interest Expense	8,654	8,335	25,243	24,941
Income Taxes	927	945	2,907	2,799
Net Income	2,258	2,200	6,486	6,268
Preferred Stock Dividend	378	594	1,189	1,854
Net Income Available to
Common Shareholders	1,880	1,606	5,297	4,464

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	9/30/2016	9/30/2015	9/30/2016	9/30/2015
Common Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Basic Shares	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares	8,506,268	8,466,285	8,495,752	8,449,057
Earnings Per Basic Share (b)	$0.22	$0.19	$0.63	$0.52
Earnings Per Diluted Share (b)	$0.22	$0.19	$0.62	$0.52
Common Book Value Per Share	$10.23	$9.23	$10.23	$9.23
Tangible Common Book Value Per Share	$10.22	$9.22	$10.22	$9.22

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	9/30/2016	9/30/2015	9/30/2016	9/30/2015
Net Interest Margin (a)	3.56%	3.58%	3.52%	3.48%
Return on Average Assets (b)	0.65%	0.57%	0.61%	0.51%
Return on Average Total Equity (b)	7.35%	6.28%	7.03%	5.77%
Efficiency (c)	72.22%	70.85%	71.22%	71.61%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	9/30/2016	9/30/2015
Total Assets	$1,152,817	$1,127,320
Loans, Net of Reserves	766,532	755,447
Allowance for Loan Losses	9,203	8,402
Intangible Assets	89	125
Deposits	978,590	958,034
Common Shareholders' Equity	86,375	77,907
Common Equity to Total Assets	7.49%	6.91%
Total Equity	100,735	101,074
Total Equity to Total Assets	8.74%	8.97%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	9/30/2016	9/30/2015	9/30/2016	9/30/2015
Total Assets	$1,151,458	$1,135,920	$1,157,816	$1,145,711
Loans, Net of Reserves	756,776	753,340	748,960	745,609
Deposits	977,544	965,300	988,483	974,693
Common Shareholders' Equity	85,603	76,043	82,838	74,478
Total Equity	102,351	102,328	100,431	101,911

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	9/30/2016	9/30/2015	9/30/2016	9/30/2015
Nonperforming Loans	$13,987	$13,567	$13,987	$13,567
Nonperforming Assets	23,799	24,565	23,799	24,565
Substandard Assets	41,485	43,021	41,485	43,021
Net Loan Chg-offs (Recoveries)	541	328	463	1,141
Reserve for Loan Loss to Total Loans	1.19%	1.10%	1.19%	1.10%
Reserve for Loan Loss to Non- performing Loans	65.80%	61.93%	65.80%	61.93%
Reserve for Loan Loss to Non-performing Assets	38.67%	34.20%	38.67%	34.20%
Net Loan Chg-offs (Recoveries)
to Avg. Total Loans	0.07%	0.04%	0.06%	0.15%
Nonperforming Loans to Total Loans	1.80%	1.78%	1.80%	1.78%
Nonperforming Assets to Total Assets	2.06%	2.18%	2.06%	2.18%
Nonperforming Assets to Total Loans
And Other Real Estate	3.03%	3.17%	3.03%	3.17%
Substandard Assets to Tier One Capital
and Allowance for Loan Losses	31.34%	31.73%	31.34%	31.73%

Quarterly Comparative Data (in thousands, except per share data)
	3Q2016	2Q2016	1Q2016	4Q2015	3Q2015
Assets	$1,152,817	$1,147,027	$1,168,389	$1,174,149	$1,127,320
Loans	766,532	754,437	744,356	749,675	755,447
Deposits	978,590	976,567	1,000,043	1,011,554	958,034
Common Shareholders’ Equity	86,375	85,444	82,522	77,436	77,907
Total Equity	100,735	103,465	100,543	95,457	101,074
Net Income	2,258	2,167	2,061	2,105	2,200
Net Income Available to
Common Shareholders	1,880	1,761	1,656	1,584	1,606
Net Income Per Share	0.22	0.21	0.20	0.19	0.19

Key Performance Ratios	3Q2016	2Q2016	1Q2016	4Q2015	3Q2015
Return on Average Assets (1)	0.65%	0.61%	0.57%	0.55%	0.57%
Return on Average Total Equity (1)	7.35%	6.99%	6.75%	6.26%	6.28%
Common Equity to Total Assets	7.49%	7.45%	7.06%	6.60%	6.91%
Total Equity to Total Assets	8.74%	9.02%	8.61%	8.13%	8.97%
Net Interest Margin	3.56%	3.53%	3.47%	3.63%	3.58%

(1) Computed using net income available to shareholders

Contact: Terry L. Hester
Chief Financial Officer
(229) 426-6000 (Ext 6002)